Exhibit 10

LIMITED WAIVER, CONSENT AND SEVENTH AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This LIMITED WAIVER, CONSENT AND SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), made and entered into as of January 7, 2014, is by and among The Dolan Company, a Delaware corporation (“Dolan”), as a Borrower and as the Borrowers’ Agent, the Subsidiaries of Dolan from time to time party to the Credit Agreement defined below (together with Dolan, the “Borrowers”), the Lenders from time to time party to the Credit Agreement, and U.S. Bank National Association, a national banking association (“USBNA”), as LC Issuer, Swing Line Lender and Administrative Agent.

RECITALS

A. The Borrowers’ Agent, the Borrowers, the Lenders and the Administrative Agent are parties to that certain Third Amended and Restated Credit Agreement dated as of December 6, 2010, as amended by the Omnibus Reaffirmation and Amendment Agreement dated January 31, 2011, the First Amendment to Third Amended and Restated Credit Agreement dated as of September 30, 2011, the Second Amendment to Third Amended and Restated Credit Agreement dated as of March 6, 2012, the Third Amendment to Third Amended and Restated Credit Agreement dated as of October 5, 2012, the Fourth Amendment to Third Amended and Restated Credit Agreement dated as of January 22, 2013, the Waiver and Fifth Amendment to Third Amended and Restated Credit Agreement dated as of July 8, 2013, and the Consent, Waiver and Sixth Amendment to Third Amended and Restated Credit Agreement dated as of October 31, 2013 (as further amended, supplemented or modified from time to time, the “Credit Agreement”).

B. The Borrowers have requested amendments to the Credit Agreement.

C. The Lenders are willing to amend certain provisions of the Credit Agreement, in each case on and subject to the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

Section 2. Amendment. Subject only to the terms of Section 5, the Credit Agreement is hereby amended as follows:

2.1. New Definitions. The definitions of “Approved Budget,” “Bayside,” “Chief Restructuring Officer,” “Seventh Amendment” and “Seventh Amendment Closing Date,” are hereby added to Section 1.1 of the Credit Agreement, which read as follows:

“Approved Budget”: The 13-week expense and cash flow projection delivered by the Borrower and approved by the Required Lenders as of the Seventh Amendment Closing Date, as the same may be revised in writing by the Borrowers’ Agent and the Administrative Agent (with the consent of the Required Lenders).

“Bayside”: Bayside Capital, Inc. and any of its Affiliates, including, without limitation, Grace Bay Holdings II, LLC.

“Chief Restructuring Officer”: An officer of the Borrowers’ Agent selected by the Borrowers’ Agent with full authority consistent with corporate law and the charter documents of the Borrowers’ Agent over Borrowers’ business, operation and financial condition, who shall report to the Borrowers’ Agent’s board of directors and shall not be subject to direction by any other officer of the Borrowers. The Chief Restructuring Officer shall be, and shall have a scope of engagement and authority, satisfactory to the Required Lenders.

“Seventh Amendment”: The Limited Waiver, Consent and Seventh Amendment to this Agreement dated as of January 7, 2014 by and among the Borrowers’ Agent, the Borrowers, the Required Lenders and the Administrative Agent.

“Seventh Amendment Closing Date”: January 7, 2014; provided that the conditions precedent set forth in Section 5 of the Seventh Amendment are satisfied on or before such date.

2.2. Amended Definitions. The definitions of “Eligible Assignee” and “Obligations” in Section 1.1 of the Credit Agreement are amended in their entirety to read as follows:

“Eligible Assignee”: Any of (a) a Lender; (b) an Approved Fund; (c) from and after the Seventh Amendment Closing Date, Bayside, (d) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $3,000,000,000, calculated in accordance with the accounting principles prescribed by the regulatory authority applicable to such bank in its jurisdiction of organization; (e) a commercial bank organized under the laws of any other country that is a member of the OECD, or a political subdivision of any such country, having total assets in excess of $3,000,000,000, calculated in accordance with the accounting principles prescribed by the regulatory authority applicable to such bank in its jurisdiction of organization, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (e); or (f) the central bank of any country that is a member of the OECD; provided, however, that neither a Borrower nor an Affiliate of a Borrower shall qualify as an Eligible Assignee.

“Obligations”: All unpaid principal of and accrued and unpaid interest on the Loans, all LC Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrowers or any Borrower to the Lenders or to any Lender, the Administrative Agent, the LC Issuer or any indemnified party arising under the Loan Documents, any Rate Management Transaction between a Borrower or a Subsidiary and a Lender or an Affiliate of a Lender (determined at the time the Rate Management Transaction is entered into) and any Cash Management Services Agreement between a Borrower or a Subsidiary and a Lender or an Affiliate of a Lender.

2.3. Revolving Loans. The first sentence of Section 2.1(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

From and including the Closing Date and prior to the Facility Termination Date, upon the satisfaction of the conditions precedent set forth in Section 4.2 and, if the Revolving Loans are to be made on the Closing Date, the satisfaction of the conditions precedent set forth in Section 4.1, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Loans to the Borrowers in Dollars and participate in Facility LCs issued upon the request of the Borrowers, provided that, after giving effect to the making of each such Revolving Loan and the issuance of each such Facility LC, the Dollar amount of such Lender’s Revolving Credit Exposure shall not exceed its Revolving Commitment, provided further that, after giving effect to the making of each such Revolving Loan and the issuance of each such Facility LC, the Dollar amount of the Lenders’ Aggregate Revolving Credit Exposure shall not exceed the lesser of (i) $32,946,126.32 or (ii) the amount set forth in the Approved Budget for the applicable calendar week under “Estimated Revolver Need” plus the Aggregate Revolving Credit Exposure as of the Seventh Amendment Closing Date, or such larger amount as may be approved by the Required Lenders and the Administrative Agent, but in no event shall the Lenders’ Aggregate Revolving Commitment in effect before the Seventh Amendment Closing Date be increased without the consent of each Lender directly affected thereby.

2.4. Additional Fees. Section 2.25 of the Credit Agreement is hereby amended and restated in its entirety as follows:

2.25. Additional Fee. The Borrowers agree to pay to the Administrative Agent for the account of each Lender, according to its ratable share thereof, additional fees equal to:

(a) 1.00% of the sum of then outstanding Term Loans and Revolving Commitments on each of April 1, 2014, July 1, 2014, and October 1, 2014; and

(b) 2.00% of the sum of the outstanding Term Loans and Revolving Commitments on the Seventh Amendment Closing Date (and fully earned and payable on the Seventh Amendment Closing Date). Such fee shall be added to the outstanding balance of the Term Loans of such Lender.

2.5. Covenants.

(a) Section 6.1(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(d) Together with the financial statements delivered pursuant to Sections 6.1(a), (b) and (c), (i) a Compliance Certificate in the form attached hereto as Exhibit A signed by the chief financial officer of the Borrowers’ Agent on behalf of the Borrowers demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with Sections 6.25, 6.26, 6.27, 6.31 and 6.32 for and as of the end of such period, and (ii) a certificate signed by the chief financial officer of the Borrowers’ Agent on behalf of the Borrowers setting forth the Borrowers’ Capital Expenditures for such period and for the period from the beginning of the current fiscal year and the end of such period, in each case stating that there did not exist any Default, Event of Default or development after the Seventh Amendment Closing Date that could reasonably be expected to result in a Material Adverse Effect, or, if a Default, Event of Default or such a development existed, specifying the nature and period of existence thereof and what action the Borrowers propose to take with respect thereto.

(b) Section 6.1(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(e) As soon as practical and in any event no later than the close of business on Wednesday of each week, (i) an updated 13-week cash flow forecast of the Borrowers, for the current week and the following 12 weeks, together with a reconciliation of the actual cash flow of the Borrowers for the preceding week against the forecasted results, all in form and substance satisfactory to the Administrative Agent, and (ii) a reconciliation of the actual cash flow of the Borrowers for the preceding week against the Approved Budget, all in form and substance satisfactory to the Administrative Agent.

(c) Section 6.1 of the Credit Agreement is further amended by adding the following after Section 6.1(m), to read in its entirety as follows:

In addition to the foregoing, Borrowers shall host a conference call at least once every week (at times requested by the Required Lenders and reasonably acceptable to the Chief Restructuring Officer) among the

Lenders, the Chief Restructuring Officer and such other officers of or advisors to the Borrowers as any Lender may request, to update Lenders on Borrowers’ satisfaction of the requirements of Sections 6.35 and 6.36 of this Agreement and such other matters regarding the business, operation and financial condition of any Borrower or Subsidiary as any Lender may reasonably request.

(d) Section 6.18 of the Credit Agreement is hereby amended and restated in its entirety as follows:

6.18 No Borrower or Subsidiary will make any Restricted Payments, other than (a) Restricted Payments made from one Borrower to another Borrower, (b) so long as no Default or Event of Default has occurred and is continuing nor would result therefrom, Restricted Payments consisting of dividends (including tax payments) payable to minority owners of a Subsidiary that is not a Wholly-Owned Subsidiary pursuant to the terms of the relevant constituent document, and (c) Restricted Payments in the form of delivery of common stock of Dolan in connection with the conversion or settlement of any Permitted Convertible Debt.

(e) Sections 6.13(g), 6.13(h), 6.21(g)(ii), 6.21(i), 6.21(j), 6.22(d) and 6.22(n) of the Credit Agreement are deleted in their entirety.

(f) Section 6.33 of the Agreement is amended by deleting “December 31, 2013” where it appears therein and substituting “January 14, 2014” therefor.

(g) Section 6.33(v) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(v) title commitments in form and substance acceptable to the Agent for ALTA lender’s title policies in amounts acceptable to the Agent, together with endorsements reasonably requested by the Agent with respect to the Mortgaged Properties; and

2.6. Additional Covenants. Article VI of the Credit Agreement is amended by adding a new Section 6.35, new Section 6.36 and new Section 6.37 to read in their entirety as follows:

6.35. Milestones. Borrowers shall fail (a) on the later of either (i) January 15, 2014, or (ii) the date 14 days after Borrowers or their advisors receive from Bayside or its counsel an initial draft of a term sheet providing for a restructuring of Borrowers’ capital structure (including, without limitation, the Obligations) (the “Proposed Restructuring”), to enter into a term sheet with the Required Lenders providing for the Proposed Restructuring that has been approved by the Board of Directors of the Borrowers’ Agent, in a form satisfactory to the Required Lenders in their sole discretion, or (b) thereafter, to comply with the agreements set forth in such term sheet and any agreements implementing the same.

6.36 Payment to kCura. On or before the Seventh Amendment Closing Date, the Borrowers shall have paid the outstanding invoice of kCura in the amount of $1,200,000.00 by wire transfer of immediately available funds.

6.37 Agreements. Other than an engagement agreement with the Chief Restructuring Officer (which must be in form and substance satisfactory to the Required Lenders), the Borrowers shall not without the approval of the Required Lenders (a) enter into any new agreements with financial advisors, investment bankers or other consultants (but not legal counsel) with respect to Borrowers’ capital structure, or any other agreements with similar advisors, investment bankers and other consultants outside the ordinary course of the Borrowers’ business involving payments by the Borrowers in excess of $100,000 or (b) amend the terms of the engagements for financial advisors, investment bankers and other consultants engaged by the Borrowers as of the Seventh Amendment Closing Date to increase the compensation payable thereunder.

2.7. Events of Default. Section 7.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

7.3 The dismissal, resignation or other departure for any reason or no reason of the Chief Restructuring Officer unless a new Chief Restructuring Officer satisfactory to the Required Lenders in their sole discretion has been retained prior to such departure or, if such departure results from death, disability or unexpected resignation, within five (5) Business Days after such departure; or the breach by any Borrower or any Subsidiary of any of the terms or provisions of Section 6.1, 6.2, 6.3 or any of Section 6.12 through Section 6.37; or the occurrence of the Waiver Termination Date (as such term is defined in the Seventh Amendment).

2.8. Schedules. The Pricing Schedule to the Credit Agreement is deleted in its entirety and replaced with the Pricing Schedule attached hereto.

Section 3. Events of Default; Waiver.

3.1. The Borrowers:

(a) Have failed to make certain principal and interest payments due on the Loans on December 31, 2013, pursuant to Sections 2.2(b), 2.2(c) and 2.14 of the Credit Agreement; and

(b) Have informed the Lenders that they expect to be in breach of one or more of the provisions of Sections 6.25, 6.26, 6.27, 6.31 and 6.32 for the reporting period ending on December 31, 2013.

3.2. In addition, the Lenders have asserted that developments involving DiscoverReady LLC have resulted in one or more Material Adverse Effects occurring between September 30, 2010 and the Seventh Amendment Closing Date. All of the Defaults and Events of Default related to the Material Adverse Effects described above and the Defaults and Events of Default described in Section 3.1 are hereinafter referred to as the “Existing Defaults.”

3.3. Upon the Seventh Amendment Closing Date, the Lenders temporarily waive the Existing Defaults for the period from the Seventh Amendment Closing Date to the earliest to occur of the following (the “Waiver Termination Date”):

(a) The occurrence of any additional Default or Event of Default under the Credit Agreement (other than the Existing Defaults) or any further developments occurring or coming to the attention of the Lenders after the Seventh Amendment Closing Date that could reasonably be expected to have a Material Adverse Effect; and

(b) January 31, 2014, as such date may be extended with the written consent of the Required Lenders and the Administrative Agent.

3.4. In addition to the foregoing, any of the Lenders that are parties to Rate Management Transactions or Cash Management Services Agreements with the Borrowers hereby temporarily waive any breach of such Rate Management Transactions or Cash Management Services Agreements that may have occurred or may occur on or before the Waiver Termination Date, as the same may be extended from time to time with the written consent of the Required Lenders and the Administrative Agent, and agree that they will not terminate any Rate Management Transactions. The Lenders that are parties to any Rate Management Transactions or Cash Management Services Agreements with the Borrowers and that assign all of their interests under the Loan Documents are deemed to have consented to all extensions of the Waiver Termination Dates from and after the Seventh Amendment Closing Date under the terms and conditions set forth in this Seventh Amendment provided such Lenders or former Lenders continue to receive all payments and fees which shall arise under their respective Rate Management Transactions or Cash Management Services Agreement. Until the existing Rate Management Transactions or Cash Management Services Agreements mature or are terminated in accordance with their terms and all amounts due thereunder, including any early termination fees, are satisfied in full, the Borrowers’ obligations under such existing Rate Management Transactions or Cash Management Services Agreements shall be considered “Obligations” and shall continue to be secured obligations in accordance with the Security Agreement, and parties to the Rate Management Transactions or Cash Management Services Agreements will continue to be recognized as “Lender” under the provisions of Sections 8.2 and any amendment, modification or waiver of Section 8.2 of the Credit Agreement.

3.5. In addition to the foregoing, as of the Seventh Amendment Closing Date, the Lenders hereby waive the requirement of paragraph 4 of the Divestiture Side Letter.

3.6. The Lenders’ waiver is limited to the express terms hereof, and nothing herein shall be deemed a waiver or forbearance by the Lenders of any other Default or Event of Default that may have occurred or may occur, or any other term, condition, representation or covenant applicable to the Borrowers under the Credit Agreement, this Amendment and any other Loan Document. NOTWITHSTANDING THE LIMITED WAIVER SET FORTH IN THIS AMENDMENT, THE LENDERS REQUIRE STRICT COMPLIANCE BY THE BORROWERS AT ALL TIMES WITH ALL TERMS, CONDITIONS AND PROVISIONS OF THE CREDIT AGREEMENT (AS AMENDED BY THE AMENDMENT DOCUMENTS), THIS AMENDMENT AND ANY OTHER LOAN DOCUMENT.

Section 4. Consent to Assignment. Notwithstanding anything in the Credit Agreement to the contrary, the Borrowers’ Agent hereby consents to the assignment by any Lender of all or part of any of its rights and obligations under the Loan Documents pursuant to Section 12.3 of the Credit Agreement to Bayside. Notwithstanding anything in the Credit Agreement to the contrary, the LC Issuer and the Administrative Agent hereby consent to the assignment by any Lender of all or any part of its rights and obligations under the Loan Documents pursuant to Section 12.3 of the Credit Agreement to Grace Bay Holdings II, LLC. The consents set forth in this Section 4 are limited to the express terms thereof, and nothing herein shall be deemed a consent or waiver by the Borrowers’ Agent, the LC Issuer, the Administrative Agent or the Lenders with respect to any other term, condition, representation, or covenant under the Credit Agreement or any of the other agreements, documents, or instruments executed and delivered in connection therewith, or of the covenants described therein. The consent set forth herein shall not be deemed to be a course of action upon which any party may rely in the future.

Section 5. Conditions to Effectiveness. This Amendment will be effective as of the Seventh Amendment Closing Date, subject to fulfillment of the following conditions precedent:

5.1. The Borrowers and all of the Lenders have executed and delivered this Amendment.

5.2. The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary (or other appropriate officer) of each Borrower dated as of the date hereof and certifying as to the following:

(a) a true and accurate copy of the resolutions or unanimous written consent of such Borrower authorizing the execution, delivery, and performance of this Amendment;

(b) the incumbency, names, titles, and signatures of the officers of such Person authorized to execute the Loan Documents (including this Amendment) to which such Borrower is a party and, as to the Borrowers’ Agent, to request Loans and the issuance of Letters of Credit;

(c) there has been no amendment to the articles of incorporation, certificate of formation, certificate of partnership or other equivalent documents of such Borrower since true and accurate copies of the same were last delivered to the Lenders, or specifying any changes; and

(d) the representations and warranties set forth in Section 6 of this Amendment are true and correct.

5.3. The Administrative Agent shall have received certified copies of all documents evidencing any necessary corporate action, consent or governmental or regulatory approval (if any) with respect to this Amendment.

5.4. All corporate and legal proceedings relating to the Borrowers and all instruments and agreements in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in scope, form and substance to the Administrative Agent, such documents where appropriate to be certified by proper corporate or governmental authorities.

5.5. The Chief Restructuring Officer shall have been appointed pursuant to an engagement letter satisfactory to the Required Lenders.

5.6. The Approved Budget shall have been received and approved by the Required Lenders in their sole discretion.

5.7. The Borrower shall have entered into a letter agreement with Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”), as legal advisor to Bayside, providing for the timely payment of reasonable and properly documented fees and out-of-pocket expenses of Akin Gump.

5.8. The Administrative Agent shall have received copies of all agreements with financial advisors, investment bankers and other consultants (but not including legal counsel) with respect to Borrowers’ capital structure, and all other agreements outside the ordinary course of the Borrowers’ business involving payments by the Borrowers in excess of $100,000, entered into since January 1, 2013.

5.9. The Administrative Agent shall have received from Dolan any fees due to the Administrative Agent, the Lenders or Bayside pursuant to the terms of this Amendment to the Loan Documents (including, without limitation, the letter agreement described in Section 5.7). The fees described in this Section 5.9 shall be nonrefundable and fully earned when paid.

Section 6. Release, Representations, Warranties, Authority, No Adverse Claim.

6.1. Release of Claims. The Borrowers, for themselves and on behalf of their legal representatives, successors, and assigns, hereby (a) expressly waive, release, and relinquish the Administrative Agent, each of the Lenders and Bayside from any and all claims, offsets, defenses, affirmative defenses, and counterclaims of any kind or nature whatsoever that the Borrowers have asserted, or might assert, against the Administrative Agent, the Lenders or Bayside with respect to the Obligations, the Credit Agreement (including as amended by this Amendment), and any other Loan Document, in each case arising on or before the date hereof, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof, and (b) expressly covenant and agree never to institute, cause to be instituted, or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against the Administrative Agent, the Lenders or Bayside by reason of or in connection with any of the foregoing matters, claims, or causes of action.

6.2. No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement except as expressly set forth in Section 3 of this Amendment, or breach, default, or event of default under any Security Document or other document held by the Administrative Agent or the Lenders, whether or not known to the Administrative Agent or the Lenders and whether or not existing on the date of this Amendment.

6.3. Reassertion of Representations and Warranties, No Default. Each Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) the representations and warranties contained in the Credit Agreement, other than those set forth in Section 5.18 of the Credit Agreement, are true, correct and complete in all material respects as of the date hereof as though made on and as of such date, except in respect of the Existing Defaults and except for changes permitted by the terms of the Credit Agreement and except for representations and warranties made as of a specific earlier date, which shall be true and correct in all material respects as of such earlier date, and (b) there will exist no Default or Event of Default under the Credit Agreement as amended by the Amendment Documents on such date that has not been waived by the Lenders. With respect to any request for Revolving Loans made between the Seventh Amendment Closing Date and the Waiver Termination Date, (i) the Borrowers shall be deemed to make the representation set forth in Section 5.6 of the Credit Agreement only from the Seventh Amendment Closing Date, and (ii) the Borrowers shall not be deemed to make the representation set forth in Section 5.18 of the Credit Agreement.

6.4. Authority, No Conflict, No Consent Required. Each Borrower represents and warrants that such Borrower has the power and legal right and authority to enter into this Amendment and any other instrument or agreement executed by such Borrower in connection with this Amendment (the “Amendment Documents”) and has duly authorized as appropriate the execution and delivery of the Amendment Documents and other agreements and documents executed and delivered by such Borrower in connection herewith or therewith by proper corporate action, and none of the Amendment Documents nor the agreements contained herein or therein contravenes or constitutes a default under any agreement, instrument or indenture to which such Borrower is a party or a signatory or a provision of such Borrower’s constituent documents or any other agreement or requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to such Borrower or any of its property except, if any, in favor of the Lenders. Each Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by such Borrower of the Amendment Documents or other agreements and documents executed and delivered by such Borrower in connection therewith or the performance of obligations of such Borrower therein described, except for those which such Borrower has obtained or provided and as to which such Borrower has delivered certified copies of documents evidencing each such action to the Lenders.

6.5. No Adverse Claim. Each Borrower warrants, acknowledges and agrees that no events have taken place and no circumstances exist at the date hereof which would give such Borrower a basis to assert a defense, offset or counterclaim to any claim of the Lenders with respect to the Obligations.

Section 7. Limited Purpose Amendment. Notwithstanding anything contained herein, this Amendment (a) is a limited amendment, (b) is effective only with respect to the specific instance and the specific purpose for which it is given, (c) shall not be effective for any other purpose, and (d) except as expressly set forth in Section 3 of this Amendment, does not constitute the basis for a waiver and, except as expressly set forth in Section 2 of this Amendment, does not constitute an amendment of any of the provisions of the Credit Agreement. Except as expressly provided in Sections 2 and 3 of this Amendment, (i) all of the terms and conditions of the Credit Agreement remain in full force and effect and none of such terms and conditions are, or shall be construed as, otherwise amended or modified, and (ii) nothing in this Amendment shall constitute a waiver by the Lenders of any Default or Event of Default, or of any right, power or remedy available to the Lenders under the Credit Agreement or any other Loan Document, whether any such defaults, rights, powers or remedies presently exist or arise in the future.

Section 8. Affirmation of Credit Agreement, Further References, Affirmation of Security Interest. The Lenders and the Borrowers each acknowledge and affirm that the Credit Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment. Each Borrower confirms to the Lenders that the Obligations are and continue to be secured by the security interest granted by the Borrowers in favor of the Lenders under the Collateral Documents, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrowers under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrowers.

Section 9. Merger and Integration, Superseding Effect. This Amendment and the other Amendment Documents, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment and the fee letter, all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment and the fee letter shall control with respect to the specific subjects hereof and thereof.

Section 10. Severability. Whenever possible, each provision of this Amendment and the fee letter and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment, the fee letter or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, the fee letter or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 11. Successors. This Amendment shall be binding upon the Borrowers and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrowers and the Lenders and the successors and assigns of the Lenders.

Section 12. Expenses. As provided in Section 9.6 of the Credit Agreement, the Borrowers agree to pay or reimburse the Administrative Agent and the Lenders, upon execution of this Amendment, for all reasonable out-of-pocket expenses paid or incurred by the Administrative Agent or the Lenders, including filing and recording costs and fees, charges and disbursements of outside counsel to the Administrative Agent (determined on the basis of such counsel’s generally applicable rates, which may be higher than the rates such counsel charges the Administrative Agent in certain matters), the allocated costs of in-house counsel, and the fees and expenses of the Financial Consultant.

Section 13. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

Section 14. Counterparts. This Amendment and any other Amendment Document may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and any party to the Amendment or any other Amendment Document may execute any such agreement by executing a counterpart of such agreement. Signature pages delivered by facsimile or other electronic transmission (including by email in .pdf format) shall be considered original signatures hereto, all of which shall be equally valid.

Section 15. Governing Law. THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES AND THEIR AFFILIATES.

[The next page is the signature page.]

IN WITNESS WHEREOF, parties hereto have executed this Amendment as of the date first above written.

THE DOLAN COMPANY

By:	/s/ Vicki J. Duncomb
Name:	Vicki J. Duncomb
Title:	Chief Financial Officer

DAILY JOURNAL OF COMMERCE, INC. DAILY REPORTER PUBLISHING COMPANY DOLAN DLN LLC DOLAN PUBLISHING COMPANY DOLAN PUBLISHING FINANCE COMPANY NOPG, L.L.C.

By:	/s/ Scott J. Pollei
Name:	Scott J. Pollei
Title:	Vice President, CFO & Treasurer

DISCOVERREADY LLC

By:	/s/ Scott J. Pollei
Name:	Scott J. Pollei
Title:	Vice President, Secretary & Treasurer

AMERICAN PROCESSING COMPANY, LLC
By: Dolan APC LLC, its Managing Member

By:	/s/ Scott J. Pollei
Name:	Scott J. Pollei
Title:	Vice President

[Signature Page 1 to Limited Waiver, Consent and Seventh Amendment to

Third Amended and Restated Credit Agreement]

THE DAILY RECORD COMPANY, LLC

IDAHO BUSINESS REVIEW, LLC

THE JOURNAL RECORD PUBLISHING CO., LLC

LAWYER’S WEEKLY, LLC

LONG ISLAND BUSINESS NEWS, LLC

MISSOURI LAWYERS MEDIA, LLC

NEW ORLEANS PUBLISHING GROUP, L.L.C.

DATASTREAM CONTENT SOLUTIONS, LLC

LEGISLATIVE INFORMATION SERVICES

OF AMERICA, LLC

FINANCE AND COMMERCE, INC.

DOLAN MEDIA HOLDING COMPANY

COUNSEL PRESS, LLC

DOLAN APC LLC

ASSURE 360, LLC

By:	/s/ Scott J. Pollei
Name:	Scott J. Pollei
Title:	Vice President

ARIZONA NEWS SERVICE, LLC FEDERAL NEWS SERVICE LLC NATIONAL DEFAULT EXCHANGE HOLDINGS, LLC

By:	/s/ Scott J. Pollei
Name:	Scott J. Pollei
Title:	Vice President & Secretary

[Signature Page 2 to Limited Waiver, Consent and Seventh Amendment to

Third Amended and Restated Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender, as LC Issuer and as Administrative Agent

By:	/s/ James P. Cecil
Name:	James P. Cecil
Title:	Vice President

[Signature Page 3 to Limited Waiver, Consent and Seventh Amendment to

Third Amended and Restated Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION
as a Lender and Syndication Agent

By:	/s/ Matt Schnabel
Name:	Matt Schnabel
Title:	V.P.

[Signature Page 4 to Limited Waiver, Consent and Seventh Amendment to

Third Amended and Restated Credit Agreement]

BANK OF THE WEST,
as a Lender

By:	/s/ Kathy McDonald
Name:	Kathryn McDonald
Title:	Vice President

[Signature Page 5 to Limited Waiver, Consent and Seventh Amendment to

Third Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Gary Richerson
Name:	Gary L. Richerson (for Philip M. Raby)
Title:	Senior Vice President

[Signature Page 6 to Limited Waiver, Consent and Seventh Amendment to

Third Amended and Restated Credit Agreement]

PRICING SCHEDULE

Applicable Margin	10/1/13 – Facility Termination Date

Eurocurrency Rate	6.50%

Base Rate

5.00%

In each case, plus an additional 2.0% per annum from and after the Seventh Amendment Closing Date (“Additional Interest”), which Additional Interest shall accrue but shall not be payable in cash on the interest payment date specified in Section 2.14, but instead shall, on each such date, be added to the outstanding balance of the Term Loans or the Revolving Loans or the Converted Term Loans, as applicable, of the applicable Lender.

Applicable Fee Rate

Commitment Fee	0.75%